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                                                                    EXHIBIT 4.08

            WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT
                                    AGREEMENT

          This Waiver and Third Amendment to the Amended and Restated Credit Agreement (the "Third Amendment") is dated as of April 30, 2003, and is made by and among EDUCATION MANAGEMENT CORPORATION, (the "Borrower"), the BANKS under the Credit Agreement (as hereafter defined), NATIONAL CITY BANK OF PENNSYLVANIA (the "Agent"), as the Agent for the Banks and Issuing Bank, WACHOVIA BANK, as Syndication Agent, SUNTRUST BANK, as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and J.P. MORGAN CHASE BANK, as Documentation Agent.

                                    RECITALS:

          WHEREAS, the Borrower, the Banks and the Agent entered into that certain Amended and Restated Credit Agreement dated as of September 20, 2001, as amended by a First Amendment thereto dated as of February 15, 2002 and a Second Amendment thereto dated as of August 19, 2002 (as amended, modified, extended or restated from time to time, the "Credit Agreement");

          WHEREAS, Section 6.6(ix) of the Credit Agreement permits indebtedness for Borrowed Money in connection with real estate financings provided that neither the Borrower nor any Subsidiary of Borrower shall Guarantee any such Indebtedness for Borrowed Money. In connection with Borrower's acquisition of Argosy, Borrower has acquired a Subsidiary, Argosy, who has guarantied Indebtedness for Borrowed Money of its Subsidiary, Western State University College of Law ("WSU"), in connection with real estate financings, as more fully described in that certain memorandum delivered by Borrower to Agent and the
Banks on April     , 2003 (collectively, the "Guarantee Memo") and the Borrower
               ----
has requested that the Banks waive the requirement that Borrower comply with the covenant set forth in Section 6.6(ix) for the period beginning on the effective date of the Borrower's acquisition of Argosy to date hereof and amend such covenant to permit such Guarantee for periods after the date hereof, subject to the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto agree as follows:

                                   AGREEMENT:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them under the Credit Agreement.

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          2. The Banks and the Loan Parties hereby amend and restate subsection
(ix) of Section 6.6 in its entirety to read as follows:

               "(ix) Indebtedness for Borrowed Money in a principal amount of up to $25,000,000 in the aggregate outstanding in connection with real estate financings and sale and lease-back real estate transactions (other than sale and lease-back transactions prohibited by Section 6.5 above), including, without limitation, any reimbursement obligations incurred with respect to a bond financing that is secured by real estate, provided that, neither the Borrower nor any Subsidiary of the Borrower shall Guarantee any Indebtedness for Borrowed Money permitted under this Subsection (other than the Guarantee by Argosy of the Indebtedness for Borrowed Money of WSU in favor of Union Bank of California in connection with a real estate financing of real property owned by WSU, solely to the extent that the aggregate principal amount of such Indebtedness subject to such Guarantee does not exceed $3,450,000) and, further provided that, if such Indebtedness for Borrowed Money is incurred by a Subsidiary, the Subsidiary shall execute a Subsidiary Guarantee."

The remainder of Section 6.6 is unchanged hereby.

          3. The Banks hereby waive non-compliance with Section 6.6(ix) of the Credit Agreement from the date of the Borrower's acquisition of Argosy to the date hereof, to the extent that such non-compliance was created solely by (a) the Guarantee by Argosy of the Indebtedness for Borrowed Money in favor of WSU as more fully described in the Guarantee Memo and (b) the failure of WSU to execute and deliver to the Agent for the benefit of the Banks a Subsidiary Guaranty as required by Section 6.6(ix) of the Credit Agreement, provided that the Borrower hereby represents, warrants and covenants that: (i) Borrower's non-compliance with Section 6.6(ix) was created solely by the Guarantee described in clause (a) above (the circumstances giving rise to such Guarantee are as described in the Guarantee Memo), and the failure to provide a Subsidiary Guaranty described in clause (b) above, and (ii) the aggregate principal amount of Indebtedness for Borrowed Money Guaranteed thereunder does not and will not exceed $3,450,000. Any breach of the warranties and covenants contained in clauses (i) or (ii) of the preceding sentence shall constitute an Event of Default under the Credit Agreement. The Banks do not amend, modify or waive the covenant contained in Section 6.6(ix) for periods prior to the date of the Borrower's acquisition of Argosy or after the date hereof except as expressly set forth herein.

          4. The Borrower represents and warrants that (after giving effect to the waiver set forth in paragraph 3 above and the delivery by WSU to the Agent of a Subsidiary Guaranty as required by paragraph 12 below) the Loan Parties are in full compliance with each of the provisions of the Credit Agreement and that no Default or Event of Default exists (after giving effect to the waiver set forth in Paragraphs 3 above and the delivery by WSU to the Agent of a Subsidiary Guaranty as required by paragraph 12 below). The Banks do not waive any provisions of the Credit Agreement, except as expressly set forth herein. All terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect on and after the date hereof except as provided herein.

                                        2

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          5. The Borrower warrants that the Guarantee Memo is true and correct in all material respects.

          6. By its execution below, the Borrower acknowledges and agrees that except as set forth in this Third Amendment and the documents executed and delivered in connection herewith or in connection with the Credit Agreement, the Credit Agreement and the other Loan Documents and all obligations thereunder remain in full force and effect with respect to the Bank Indebtedness.

          7. The Credit Agreement, the Loan Documents and all prior amendments and modifications thereto are hereby modified solely to the extent that any of the terms or provisions thereof are irreconcilably inconsistent with the terms and provisions of this Third Amendment.

          8. The Recitals set forth above are incorporated herein by reference and made a part hereof, and the Borrower represents, warrants and attests to the veracity thereof as well as to the veracity of the representations set forth in the Credit Agreement as of the date hereof (except representations which expressly relate solely to an earlier date or time, which representations shall be true as of the specific dates or times referred to therein).

          9. The Borrower represents that this Third Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

          10. Neither this Third Amendment nor the consummation of the transactions contemplated herein nor the performance by the Borrower of its obligations hereunder will (i) violate any law, rule or regulation or court order to which the Borrower is subject; (ii) conflict with or result in a breach of the Borrower's articles of incorporation or bylaws or any material agreement or instrument to which any Borrower is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent for the benefit of the Lenders.

          11. This Third Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          12. This Third Amendment shall become effective when (i) it has been executed and delivered by the Borrower, the Required Banks and the Agent and
(ii) a Subsidiary Guaranty in form and substance acceptable to the Agent has been executed and delivered by WSU to the Agent.

                                        3

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                         [SIGNATURES BEGIN ON NEXT PAGE]

                                        4

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                   [SIGNATURE PAGE 1 OF 9 TO THIRD AMENDMENT]

     Executed as of the day and year first above written.

                                          EDUCATION MANAGEMENT CORPORATION


                                          By /s/ Kristen Gribble
                                             -----------------------------------
                                          Kristen Gribble, Treasurer

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                   [SIGNATURE PAGE 2 OF 9 TO THIRD AMENDMENT]

                                          NATIONAL CITY BANK OF PENNSYLVANIA,
                                          individually and as Agent


                                          By /s/ John L. Hayes, IV
                                             -----------------------------------
                                          John L. Hayes, IV, Vice President

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                   [SIGNATURE PAGE 3 OF 9 TO THIRD AMENDMENT]

                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          individually and as Syndication Agent


                                          By /s/ Patrick J. Kaufmann
                                             -----------------------------------
                                          Patrick J. Kaufmann, Vice President

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                   [SIGNATURE PAGE 4 OF 9 TO THIRD AMENDMENT]

                                          SUNTRUST BANK, individually and as
                                          Syndication Agent


                                          By /s/ Stephen Derry
                                             -----------------------------------
                                          Stephen Derry, Director

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                   [SIGNATURE PAGE 5 OF 9 TO THIRD AMENDMENT]

                                          FLEET NATIONAL BANK, individually
                                          and as Documentation Agent


                                          By /s/ Edward McKenney
                                             -----------------------------------
                                          Edward McKenney, Senior Vice President

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                   [SIGNATURE PAGE 6 OF 9 TO THIRD AMENDMENT]

                                          JPMORGAN CHASE BANK, individually
                                          and as Documentation Agent


                                          By /s/ John Malone
                                             -----------------------------------
                                          John Malone, Vice President

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                   [SIGNATURE PAGE 7 OF 9 TO THIRD AMENDMENT]

                                          BANK ONE, MICHIGAN


                                          By /s/ Mahua Thakurta
                                             -----------------------------------
                                          Manhua Thakurta, Associate Director

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                   [SIGNATURE PAGE 8 OF 9 TO THIRD AMENDMENT]

                                          FIFTH THIRD BANK


                                          By /s/ Christopher S. Helmeci
                                             -----------------------------------
                                          Christopher S. Helmeci, Vice President

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                   [SIGNATURE PAGE 9 OF 9 TO THIRD AMENDMENT]

                                          AMERISERV FINANCIAL BANK


                                          By /s/ Mitchell D. Edwards
                                             -----------------------------------
                                          Mitchell D. Edwards, Vice President